Exhibit 99.1

Media Contact: William H. Galligan                  Phone: 816/983-1551
bgalligan@kcsouthern.com

Kansas City Southern Reports Record Revenues and Carloads, Driven by Strong Cross-Border
Revenue Growth

Third Quarter 2013 Results

•	Revenues of $622 million, an increase of 8% over third quarter 2012 on a 3% increase in carloads.

•	Operating income of $200 million, 11% higher than operating income in third quarter 2012.

•	Operating ratio of 67.8%, a 0.9 point improvement over the operating ratio in third quarter 2012.

•
Diluted earnings per share of $1.07 compared with diluted earnings per share of $0.82 in third quarter 2012. Adjusted diluted earnings per share of $1.10 for third quarter 2013 increased 16% over adjusted diluted earnings per share of $0.95 in the third quarter 2012.

Kansas City, MO, October 18, 2013. Kansas City Southern (KCS) (NYSE:KSU) reported record third quarter 2013 revenues of $622 million. Overall, carload volumes were 3% higher than in third quarter 2012.

Third quarter revenue growth compared to 2012 was led by a 17% increase in Intermodal. Revenues from Industrial & Consumer, Agriculture & Minerals and Automotive grew by 7%. Revenues from Energy and Chemicals & Petroleum grew by 6% and 3%, respectively, over 2012.

Operating expenses for the third quarter were $421 million, 6% higher than the corresponding 2012 period. Operating income for the third quarter of 2013 was $200 million, 11% higher than 2012 operating income. KCS reported a third quarter 2013 operating ratio of 67.8%, a 0.9 point improvement over the 2012 operating ratio.

Reported net income in the third quarter of 2013 totaled $119 million, or $1.07 per diluted share, compared with $91 million, or $0.82 per diluted share, in the third quarter of 2012. Excluding the impacts of debt retirement costs and foreign exchange rate fluctuations, adjusted diluted earnings per share for third quarter 2013 was $1.10 compared with $0.95 a year ago.

“Kansas City Southern achieved record revenues and carloads as a result of solid, sustainable growth opportunities and strong execution by our team,” stated President and Chief Executive Officer David L. Starling. “This performance demonstrates KCS' ability to absorb the impacts of a challenging economic environment while consistently delivering strong top-line and bottom-line results.

“The fact that KCS delivered revenue growth in all of its business units speaks to the strength and diversity of this franchise. In addition to the many exciting growth opportunities that we see on the horizon from Intermodal, Auto and Energy, KCS’ core carload franchise continues to deliver solid revenue performance and contribution to our overall growth in earnings. Particularly exciting is the fact that our cross-border revenue grew by 16% in the quarter. In addition to continued strength in cross-border intermodal, cross-border revenue also benefited from strength in steel shipments and an early rebound in export grain.

“Looking ahead, we expect a strong end to the year benefited by growth in export grain shipments. We also look forward to long-term improvement in our operating ratio as we move forward with our plan to increase the percentage of equipment we own versus lease.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share:
	Three Months Ended September 30, 2013
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$182.3	$63.3	$119.0	$1.07
Adjustments for:
Debt retirement costs	2.4	0.8	1.6	0.02
Foreign exchange loss	1.4	0.4	1.0	0.01
Foreign exchange component of income taxes	—	(0.4)	0.4	—
Adjusted	$186.1	$64.1	122.0
Less: Noncontrolling interest	(i)	(ii)	0.6
Adjusted net income attributable to Kansas City
Southern and subsidiaries - see (a) below			$121.4	$1.10
Adjusted effective income tax rate - see (a) below			34.4%
			(ii)/(i)

	Three Months Ended September 30, 2012
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$164.6	$73.9	$90.7	$0.82
Adjustments for:
Foreign exchange gain	(3.7)	(1.1)	(2.6)	(0.02)
Foreign exchange component of income taxes	—	(17.6)	17.6	0.15
Adjusted	$160.9	$55.2	105.7
Less: Noncontrolling interest	(i)	(ii)	0.6
Adjusted net income attributable to Kansas City
Southern and subsidiaries - see (a) below			$105.1	$0.95
Adjusted effective income tax rate - see (a) below			34.3%
			(ii)/(i)

(a)
The Company believes adjusted diluted earnings per share and the related adjusted effective income tax rate are meaningful as these measures allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates and items that are not directly related to the ongoing operations of the Company.

Headquartered in Kansas City, MO, Kansas City Southern is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de México, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  Kansas City Southern's North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.
This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur. Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date of this news release. Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; interest rates; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; credit risk of customers and counterparties and their failure to meet their financial obligations; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS' facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; loss of key personnel; labor difficulties, including strikes and work stoppages; insufficiency of insurance to cover lost revenue, profits or other damages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic conditions; political and economic conditions in Mexico and the level of trade between the United States and Mexico; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business. More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 1-4717) and subsequent reports. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements in this news release to reflect future events or developments.

Kansas City Southern
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues	$621.6	$577.4	$1,753.7	$1,670.2
Operating expenses:
Compensation and benefits	111.4	108.4	328.4	323.5
Purchased services	57.2	54.6	160.4	169.3
Fuel	102.7	89.5	286.6	264.7
Equipment costs	39.5	42.9	120.0	124.3
Depreciation and amortization	57.2	49.8	165.0	146.9
Materials and other	53.3	51.5	150.8	142.2
Elimination of deferred statutory profit sharing liability, net	—	—	—	(43.0)
Total operating expenses	421.3	396.7	1,211.2	1,127.9
Operating income	200.3	180.7	542.5	542.3
Equity in net earnings of unconsolidated affiliates	4.8	4.4	13.8	15.1
Interest expense	(18.3)	(24.1)	(61.2)	(76.6)
Debt retirement costs	(2.4)	—	(113.8)	(18.0)
Foreign exchange gain (loss)	(1.4)	3.7	(10.1)	4.1
Other expense, net	(0.7)	(0.1)	(0.5)	(0.8)
Income before income taxes	182.3	164.6	370.7	466.1
Income tax expense	63.3	73.9	131.8	179.2
Net income	119.0	90.7	238.9	286.9
Less: Net income attributable to noncontrolling interest	0.6	0.6	1.3	1.4
Net income attributable to Kansas City Southern and subsidiaries	118.4	90.1	237.6	285.5
Preferred stock dividends	0.1	0.1	0.2	0.2
Net income available to common stockholders	$118.3	$90.0	$237.4	$285.3

Earnings per share:
Basic earnings per share	$1.08	$0.82	$2.16	$2.60
Diluted earnings per share	$1.07	$0.82	$2.15	$2.59

Average shares outstanding (in thousands):
Basic	110,003	109,739	109,956	109,684
Potentially dilutive common shares	370	388	361	377
Diluted	110,373	110,127	110,317	110,061

Kansas City Southern
Revenue & Carloads/Units by Commodity - Third Quarter 2013 and 2012

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Third Quarter		%	Third Quarter		%	Third Quarter		%
	2013	2012	Change	2013	2012	Change	2013	2012	Change

Chemical & Petroleum
Chemicals	$54.1	$51.4	5%	29.5	28.1	5%	$1,834	$1,829	—
Petroleum	27.2	27.9	(3%)	16.5	18.7	(12%)	1,648	1,492	10%
Plastics	28.2	27.1	4%	16.2	16.0	1%	1,741	1,694	3%
Total	109.5	106.4	3%	62.2	62.8	(1%)	1,760	1,694	4%

Industrial & Consumer Products
Forest Products	64.5	63.5	2%	32.1	32.0	—	2,009	1,984	1%
Metals & Scrap	63.6	54.8	16%	33.7	31.8	6%	1,887	1,723	10%
Other	19.9	19.7	1%	20.0	21.7	(8%)	995	908	10%
Total	148.0	138.0	7%	85.8	85.5	—	1,725	1,614	7%

Agriculture & Minerals
Grain	49.4	44.6	11%	27.5	26.4	4%	1,796	1,689	6%
Food Products	34.2	34.4	(1%)	15.5	15.4	1%	2,206	2,234	(1%)
Ores & Minerals	6.6	5.4	22%	6.8	5.3	28%	971	1,019	(5%)
Stone, Clay & Glass	6.9	6.3	10%	3.3	3.1	6%	2,091	2,032	3%
Total	97.1	90.7	7%	53.1	50.2	6%	1,829	1,807	1%

Energy
Utility Coal	61.2	62.5	(2%)	57.5	61.0	(6%)	1,064	1,025	4%
Coal & Petroleum Coke	11.7	8.4	39%	15.6	11.9	31%	750	706	6%
Frac Sand	16.3	13.4	22%	7.9	6.9	14%	2,063	1,942	6%
Crude Oil	5.4	5.0	8%	3.0	2.7	11%	1,800	1,852	(3%)
Total	94.6	89.3	6%	84.0	82.5	2%	1,126	1,082	4%

Intermodal	95.8	82.0	17%	256.8	243.3	6%	373	337	11%

Automotive	51.4	48.2	7%	28.0	28.1	—	1,836	1,715	7%

TOTAL FOR COMMODITY GROUPS	596.4	554.6	8%	569.9	552.4	3%	$1,046	$1,004	4%

Other Revenue	25.2	22.8	11%

TOTAL	$621.6	$577.4	8%

Kansas City Southern
Revenue & Carload/Units by Commodity - Year to Date September 30, 2013 and 2012

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2013	2012	Change	2013	2012	Change	2013	2012	Change

Chemical & Petroleum
Chemicals	$156.7	$149.5	5%	85.3	84.2	1%	$1,837	$1,776	3%
Petroleum	83.8	79.2	6%	51.3	52.8	(3%)	1,634	1,500	9%
Plastics	80.4	77.6	4%	47.5	48.2	(1%)	1,693	1,610	5%
Total	320.9	306.3	5%	184.1	185.2	(1%)	1,743	1,654	5%

Industrial & Consumer Products
Forest Products	194.5	189.9	2%	95.3	97.4	(2%)	2,041	1,950	5%
Metals & Scrap	182.4	168.6	8%	99.3	95.5	4%	1,837	1,765	4%
Other	57.4	55.3	4%	60.1	61.3	(2%)	955	902	6%
Total	434.3	413.8	5%	254.7	254.2	—	1,705	1,628	5%

Agriculture & Minerals
Grain	130.6	167.2	(22%)	78.8	95.5	(17%)	1,657	1,751	(5%)
Food Products	97.2	105.0	(7%)	43.5	46.5	(6%)	2,234	2,258	(1%)
Ores & Minerals	17.2	16.6	4%	17.4	16.2	7%	989	1,025	(4%)
Stone, Clay & Glass	19.8	19.8	—	9.7	9.9	(2%)	2,041	2,000	2%
Total	264.8	308.6	(14%)	149.4	168.1	(11%)	1,772	1,836	(3%)

Energy
Utility Coal	160.7	156.9	2%	153.0	160.1	(4%)	1,050	980	7%
Coal & Petroleum Coke	31.2	24.5	27%	44.2	33.3	33%	706	736	(4%)
Frac Sand	44.6	37.7	18%	21.5	19.7	9%	2,074	1,914	8%
Crude Oil	19.7	9.1	116%	10.6	5.2	104%	1,858	1,750	6%
Total	256.2	228.2	12%	229.3	218.3	5%	1,117	1,045	7%

Intermodal	262.2	226.5	16%	722.7	679.4	6%	363	333	9%

Automotive	148.0	125.3	18%	81.0	75.2	8%	1,827	1,666	10%

TOTAL FOR COMMODITY GROUPS	1,686.4	1,608.7	5%	1,621.2	1,580.4	3%	$1,040	$1,018	2%

Other Revenue	67.3	61.5	9%

TOTAL	$1,753.7	$1,670.2	5%